EXHIBIT 10.01
THE AMENDED AND RESTATED
NATIONAL BANK OF INDIANAPOLIS CORPORATION
2005 EQUITY INCENTIVE PLAN
ARTICLE I
SECTION 1
ESTABLISHMENT AND PURPOSE
1.1. Establishment of the Plan. The National Bank of Indianapolis Corporation, an Indiana corporation (the “Company”), hereby establishes an equity-based incentive compensation plan to be known as The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan (the “Plan”), set forth in this document. The Plan provides for the award of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock. The Plan and the grant of Awards hereunder are conditioned on the Plan’s approval by the shareholders of the Company. The Plan is adopted effective as of July 1, 2005; no Options or Restricted Stock may be awarded until the Plan has been approved by a majority of the shares of common stock of the Company represented at the shareholder’s meeting at which approval of the Plan is considered.
1.2. Purposes of the Plan. The Plan is designed to promote the interest of the Company and its Subsidiaries by encouraging their officers and key employees, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their business, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress.
SECTION 2
DEFINITIONS
For purposes of the Plan, the following words and phrases have the following meanings unless a different meaning is plainly required by the context:
2.1. “Award” means, individually or collectively, an award of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock.
2.2. “Award Agreement” means the written agreement which sets forth the terms and provisions applicable to each Award.

2.3. “Board” or means the Board of Directors of the Company, unless the context clearly requires otherwise, and to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term “Board” shall also mean such committee.
2.4. “Cause” means (i) the willful and continued failure of a Participant to perform his required duties as an officer or key employee of the Company or any Subsidiary, (ii) action by a Participant involving willful misfeasance or gross negligence, (iii) the requirement or direction of a federal or state regulatory agency having jurisdiction over the Company or any Subsidiary to terminate the employment of a Participant, (iv) conviction of a Participant of the commission of any criminal offense involving dishonesty or breach of trust, or (v) any intentional breach by a Participant of a material term, condition or covenant of any agreement of employment, termination or severance or any other agreement between the Participant and the Company or any Subsidiary.
2.5. “Change in Control” means: (i) any merger, consolidation or similar transaction which involves the Company or any Subsidiary and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than 50 percent of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or any Subsidiary; (iii) any tender, exchange, sale or other disposition (other than dispositions of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company-sponsored employee benefit plan, or purchases by members of the Board of the Company or any Subsidiary) of more than 25 percent of the common stock of the Company or any Subsidiary; (iv) during any period of two consecutive years, individuals who at the date of the adoption of the Plan constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; or (v) a majority of the Board or a majority of the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with any private placement offering of its stock or any public offering of its stock.
2.6. “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section, guidance issued by the Internal Revenue Service or the Treasury Department with respect to such section, any valid regulation promulgated under such section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such section or regulation.

2.7. “Committee” means the Compensation Committee of the Board who has been designated from time to time by the Board pursuant to Section 3.1 to administer the Plan; and who is serving on the date that the Plan is approved by the shareholders of the Company or thereafter.
2.8. “Company” means The National Bank of Indianapolis Corporation, an Indiana corporation and any successor thereto.
2.9. “Company Stock” means the common voting stock of the Company.
2.10. “Director” means any individual who is a member of the Board of Directors of the Company.
2.11. “Effective Date” means July 1, 2005.
2.12. “Exercise Price” means the price at which a share of common stock of the Company may be purchased by a Participant pursuant to the exercise of an Option.
2.13. “Fair Market Value” means the mean between the reported closing bid and asked prices for the shares of Company Stock as quoted by the North American Securities Dealers Automated Quotation System (“NASDAQ”). If the common stock of the Company is not quoted by NASDAQ, Fair Market Value shall be determined by the Committee based upon quotations of the entities which make a market in Company stock and such other factors as the Committee shall deem appropriate. If the common stock of the Company is not quoted by entities which make a market in the Company’s stock, the Fair Market Value shall be determined by the Committee in good faith based upon a valuation of the Company Stock conducted by a qualified appraiser and such other factors as the Committee deems appropriate.
2.14. “Grant Date” means, with respect to any Award granted under the Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.
2.15. “Incentive Stock Option” or “ISO” means an Option to purchase shares of Company Stock that is intended to meet the requirements of Code Section 422.
2.16. “Non-employee Director” means any individual who is a member of the Board of Directors and who is not an employee of the Company.
2.17. “Nonqualified Stock Option” or “NSO” means an Option granted under the Plan to purchase shares of Company Stock that is not an Incentive Stock Option.
2.18. “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option.
2.19. “Optionee” means a Participant who has be granted an Option pursuant to an Award Agreement.

2.20. “Option Period” means the period during which an Option will be exercisable in accordance with the applicable Award Agreement and Section 6.
2.21. “Participant” means an officer or key employee to whom an Award has been granted.
2.22. “Period of Restriction” means the period during which the transfer of shares of Restricted Stock is subject to restrictions and, therefore, are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time or the occurrence of such other events as may be determined by the Committee in its sole discretion.
2.23. “Plan” means The National Bank of Indianapolis Corporation 2005 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.24. “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
2.25. “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.
2.26. “Subsidiary” means any banking institution or other corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.
2.27. “Total and Permanent Disability” shall have the meaning ascribed to such term under The National Bank of Indianapolis Corporation Long-term Disability Plan, as amended from time to time.
SECTION 3
ADMINISTRATION
3.1. The Committee. The Plan shall be administered by a Committee of not less than three Directors of the Company who shall be designated from time to time by the Board of Directors. No Director who is also an officer or key employee of the Company or any of its Subsidiaries shall be eligible to serve as a member of the Committee. No member of the Committee shall be eligible, at any time when he is such a member, to receive an Award under the Plan. The decision of a majority of the members of the Committee shall constitute a decision of the Committee. It is intended that the Committee be comprised solely of Directors who both are (a) “Non-employee Directors” under Rule 16b-3, and (b) “outside directors” as described in Treasury Regulation Section 1.162-27(e)(3). Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award. Until and unless this Section is amended to provide otherwise, all references in the Plan to the Committee are to the Compensation Committee of the Board.

3.2. Authority of the Committee.
(a) Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of the Plan, the Committee will have full power and discretion to: (i) select officers and key employees to receive Awards; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) construe and interpret the Plan, all Award Agreements and any other agreements or instruments entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan’s administration; and (vi) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of the Plan. Each Award will be evidenced by a written Award Agreement between the Company and the Participant and will contain terms and conditions established by the Committee consistent with the provisions of the Plan. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at 107 North Pennsylvania Street, Indianapolis, Indiana 46204.
(b) The Committee is authorized, subject to the provisions of the Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan and to make determinations and interpretations which it deems consistent with the Plan’s provisions. The Committee’s determinations and interpretations in this regard shall be final and conclusive.
(c) The Committee shall also determine, in its sole discretion, with respect to each officer or key employee, whether Options shall be ISO’s or NSO’s, or any combination thereof; and, whether any employee will be given discretion to determine whether any Options awarded to him will be ISO’s or NSO’s or any combination thereof.
SECTION 4
ELIGIBILITY
4.1. Eligibility. Officers and key employees of the Company or of any of its Subsidiaries, as selected by the Committee, are eligible to receive Awards. Members of the Committee are not eligible to receive Awards while serving as members of the Committee. An officer or key employee will become a Participant as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.
4.2. No Contract of Employment. Neither the Plan nor any Award executed hereunder will constitute a contract of employment. Participation in the Plan does not give any officer or key employee the right to be retained in the employ of the Company or any Subsidiary and does not limit in any way the right of the Company or a Subsidiary to change the duties or responsibilities of any employee or to terminate the employment of any employee.

SECTION 5
SHARES SUBJECT TO THE PLAN
5.1. Number of Shares. Awards of Options and Restricted Stock will be made in shares Company Stock which can be unissued shares or reacquired shares (including shares purchased in the open market), or a combination thereof, as the Committee may from time to time determine in its sole discretion. Subject to the provisions of Section 5.5, the maximum number of shares to be delivered upon exercise of all Options and Restricted Stock awarded under the Plan will not exceed Seven Hundred Thirty-Three Thousand (733,000) shares. Shares covered by an Option that remain unpurchased upon expiration or termination of the Option and shares of Restricted Stock which are forfeited can be made the subject of further Awards.
5.2. Restrictions on Shares. Shares issued upon exercise of an Award will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine and provide in the Award Agreement. The Company may cause any certificate for shares to be delivered hereunder to be properly marked with a legend or other notation which reflects the limitations on transfer of such shares as provided in the Plan, the applicable Award Agreement or as the Committee may otherwise require in its sole discretion. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he promptly signs any document reasonably related to the administration of the Plan requested by the Committee. No fractional shares will be issued under the Plan; rather, fractional shares will be aggregated and then rounded to the next lower whole share.
5.3. Shareholder Rights. Except with respect to Restricted Stock as provided in Section 7 and dividend rights as provided in Section 5.4, no person will have any rights of a shareholder (including, but not limited to, voting rights) with respect to shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee in its sole discretion, such shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records (or the records of its transfer agents or registrars), except as otherwise provided herein or in an Award Agreement.

5.4. Dividends and Voting Rights. Upon the issuance of shares of Restricted Stock, subject to the requirements of Section 7.3 concerning restrictions on the transferability of Restricted Stock and the requirement that a Participant remain an employee of the Company or its Subsidiaries, the Participant will be entitled to: (i) receive all dividends payable and paid with respect to Restricted Stock awarded and issued to the him; and (ii) exercise all voting rights associated with such Restricted Stock. Provided, however, upon the transfer or other disposition of any shares of Restricted Stock in violation of subsection 7.3.1 or upon the forfeiture of any shares of Restricted Stock in accordance with subsections 7.3.2 or 7.3.3, the Participant will not be entitled to receive any dividends declared or exercise any voting rights on or after the date such shares of Restricted Stock were transferred or forfeited.
5.5. Changes in Stock.
(a) Subject to the provisions of subsection 5.5(b), in the event of any change in the Company’s shares through stock dividends, split-ups, recapitalizations, reclassifications, conversions or otherwise, or in the event that other stock shall be converted into or substituted for Company shares as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any Options or Restricted Stock awarded or to be awarded under the Plan. The Committee’s determination in this respect will be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan insofar as it pertains to Options or Restricted Stock theretofore awarded but which are unexercised or unvested and agrees to assume and perform the obligations of the Company hereunder. Notwithstanding the foregoing provisions of this subsection, no adjustment shall be made which would operate to reduce the Option price of any Option below the Fair Market Value of Company Stock (determined at the time the Option was granted) which is subject to the Option.

(b) In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the “Successor”), shares subject to the Plan and to each outstanding Option and award of Restricted Stock, will, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common voting stock of the Successor, and the number of shares subject to the Option or award of Restricted Stock, and the purchase price per share upon exercise of the Option or Restricted Stock, if any, will be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Participant shall have the right:
(i) In the case of an Option, to purchase that number of shares of common stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control, of the shares of Company Stock subject to his Option, and for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the Option, equals the aggregate Exercise Price at which the Participant could have acquired all of the shares of Company Stock theretofore optioned to the Participant.
(ii) In the case of Restricted Stock, each Participant will have that number of shares of Restricted Stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control of the Company, of the shares of Restricted Stock of the Company theretofore awarded to him.
SECTION 6
STOCK OPTIONS
6.1. Grant of Options. Subject to the terms and provisions of the Plan and Section 5.1, the Committee, at any time and from time to time, may grant Options to any officer or key employee in such amounts as the Committee determines in its sole discretion. The Committee may grant ISO’s, NSO’s or any combination thereof; provided, however, Non-employee Directors may not be granted ISO’s.
6.2. Option Award Agreement. Each Option will be evidenced by an Award Agreement that specifies the Exercise Price, the number of shares to which the Option pertains, the Option Period, any conditions on the exercise of the Option and such other terms and conditions as the Committee determines in its sole discretion. The Award Agreement will also specify whether the Option is intended to be an ISO or an NSO. All grants of Options intended to constitute ISO’s will be made in accordance, and all Award Agreements pursuant to which ISO’s are granted will comply, with the requirements of Code Section 422.
6.3. Exercise Price. The Exercise Price for each Option will be determined by the Committee; provided, however, except for adjustments provided for in Section 5.5, under no circumstances will the Exercise Price of any Option be reduced or any Option be cancelled and reissued without the approval of the shareholders of the Company. In the case of each Option, the Exercise Price will be not less than 100 percent of the Fair Market Value of the shares to which the Option relates determined as of the Grant Date; provided, however, that, in the case of an ISO, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price of the ISO’s will be not less than 110 percent of the Fair Market Value of the stock on the Grant Date.

6.4. Option Periods. Subject to the terms and provisions of Sections 8 and 10, the Option Period with respect to each Option will commence and expire at such times as the Committee provides in the Award Agreement; provided, however, that:
(a) Options will not be exercisable later than the tenth anniversary of their respective Grant Dates;
(b) ISO’s granted to an employee who possesses more than ten percent of the total combined voting power of all classes of stock of the Company, taking into account the attribution rules of Code Section 422(d), will not be exercisable later than the fifth anniversary of their Grant Date(s); and
(c) Subject to the limits of this Section, the Committee may, in its sole discretion, after an Option is granted, extend the maximum term of the Option.
6.5. Special Calendar Year Limitation on Shares Subject to ISO’s. The aggregate Fair Market Value (determined at the time of the grant of the ISO’s) of the shares with respect to which ISO’s are exercisable for the first time by an eligible employee during any calendar year (under all plans providing for the grant of ISO’s of the Company or any of its Subsidiaries) will not exceed One Hundred Thousand Dollars ($100,000.00).
6.6. Sequence of Exercising Incentive Stock Options. Any ISO granted to an employee pursuant to the Plan will be exercisable even if there are outstanding previously granted but unexercised ISO’s with respect to such employee.
6.7. Payment for Stock. Full payment for shares purchased on the exercise of an Option will be made at the time of exercising the Option in whole or in part. Such payment may be made either (a) in cash, or (b) in the sole discretion of the Committee, by delivering whole shares already owned by the Participant for more than six months and having a total Fair Market Value on the date of such delivery equal to the total Exercise Price (the “Delivered Stock”) or a combination of cash and Delivered Stock. Delivered Stock will be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the Option in accordance with the provisions of Section 6.3. No shares will be issued until full payment for them has been made, and a Participant who holds an Option will have none of the rights of a shareholder with respect to such shares until such shares are issued to him. Upon payment of the full Exercise Price, the Company will issue a certificate or certificates to the Participant holding the Option evidencing ownership of the shares purchased pursuant to the exercise of the Option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the applicable Award Agreement.

6.8. Nontransferability. No Option can be transferred, except by the Participant’s will or the laws of descent and distribution. During the Participant’s lifetime, his Option will be exercisable (to the extent exercisable) only by him. The Option and any rights and privileges pertaining thereto will not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and will not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge or hypothecate any Option will be void and of no effect.
6.9. Early Termination of Options.
6.9.1. Termination of Employment. All rights to exercise an Option will terminate 30 days after the Optionee’s employment terminates, unless such termination is for Cause or is on account of the Total and Permanent Disability or death (but not later than the date the Option expires pursuant to its terms). Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, will not be deemed a termination of employment. The Committee has the authority to determine in each case whether a leave of absence on military or government service will be deemed a termination of employment.
6.9.2. For Cause Termination. If an Optionee’s employment is terminated for Cause, no previously unexercised Option, whether or not “vested,” may be exercised. Rather, all unexercised Options will terminate effective on the date the Optionee receives notice of his termination for Cause.
6.9.3. Total and Permanent Disability or Death of Optionee. If an Optionee’s employment terminates due to Total and Permanent Disability or death, his Option(s) will terminate one year after termination of his employment due to his Total and Permanent Disability or death (but not later than the date the Option expires pursuant to its terms); provided, however, that an ISO cannot be exercised as an ISO more than three months after the Optionee’s termination of employment due to death. The exercise of an Award that was granted as an ISO which exercise occurs more than three months after the Optionee’s termination of employment due to death will be treated as the exercise of an NSO. During such period, subject to the limitations of the Option Grant, the Optionee, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the Option in full.
6.9.4. Change in Control or Death or Disability of Optionee. In the event of a Change in Control of the Company or upon the death or Total and Permanent Disability of the Optionee, the Options covered by such agreement may be exercised in full without regard to any restrictions on the exercise or vesting of such Options contained in the Award Agreement.
6.9.5. Extension of Option Period. Notwithstanding the foregoing provisions of this Section, if an Optionee’s employment terminates for any reason other than for Cause or death on or after attaining age 62, the Committee may, in its sole discretion, by means of a written amendment to the Award Agreement, provide that any unvested Option will (i) not be forfeited upon termination of employment, and (ii) become fully vested and exercisable during the Option Period specified in the Award Agreement; provided, however, that the Committee will provide in any such amendment that (A) the portion of the Option which was not vested on the date the Participant terminated employment will be immediately forfeited, and (B) any shares of Company Stock which were acquired after the Participant terminated employment must be returned to the Company, upon a finding by the Committee, as determined in its sole discretion, that the Optionee has violated any provision of the amended Award Agreement, including without limitation any non-competition, non-solicitation or non-disclosure provision thereof.

SECTION 7
RESTRICTED STOCK
7.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to any officer or key employee in such amounts as the Committee determines in its sole discretion. Subject to the limitations of Section 5.1, the Committee will determine the number of shares of Restricted Stock to be granted to each Participant in its sole discretion.
7.2. Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that specifies the Period of Restriction, the number of shares granted and such other terms and conditions as the Committee determines in its sole discretion. Unless the Committee determines otherwise in its sole discretion, shares of Restricted Stock will be held by the Company, and will not be delivered to any Participant until the end of the applicable Period of Restriction.
7.3. Vesting and Transfer of Restricted Stock.
7.3.1. Restrictions on Transferability. Except as provided in this subsection, no shares of Restricted Stock awarded under the Plan may be sold, assigned, transferred, pledged or hypothecated by the Participant in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process. Each certificate evidencing shares of Restricted Stock awarded under the Plan shall bear a legend which sets forth such restrictions; and, any attempted sale, assignment, transfer, pledge, hypothecation, execution, attachment or similar disposition will be null and void and of no effect.
7.3.2. Lapse of Restrictions and Vesting. The restrictions on shares of Restricted Stock contained in subsection 7.3.1 will lapse and such shares will become fully vested, nonforfeitable and transferable upon the earliest to occur of (i) the date(s) prescribed by the Committee in the Award Agreement; (ii) the Participant’s death; or (iii) the Participant’s Total and Permanent Disability. The specific terms and conditions regarding the lapse of restriction and the vesting of shares of Restricted Stock will be contained in the Award Agreement. In no event will a Participant have any right under the Plan or in an Award Agreement to affect the time at which the Restricted Stock awarded to him becomes vested.

7.3.3. Forfeiture of Shares on Termination of Employment. If a Participant’s employment with the Company or any Subsidiary is terminated for any reason other than for Cause or on account of the Total and Permanent Disability or death, prior to the time the shares of Restricted Stock become vested, as provided in subsection 7.3.2, all of the unvested shares of Restricted Stock will be forfeited and shall thereupon revert to the Company. Such forfeiture will be effective on the date of the Participant’s termination of employment. Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, will not be deemed termination of employment. The Committee has the authority to determine in each case whether a leave of absence on military or government service is deemed a termination of employment.
Notwithstanding the foregoing provisions of this Section, if a Participant’s employment terminates for any reason other than Cause or death on or after attaining age 62, the Committee may, in its sole discretion, by means of a written amendment to the Award Agreement, provide that (i) the unvested shares of Restricted Stock will not be forfeited upon termination of employment, and (ii) the restrictions on shares of Restricted Stock contained in subsection 7.3.1 will lapse and such shares will become fully vested, nonforfeitable and transferable upon the earliest to occur of: (x) the date(s) prescribed by the Committee in the amendment to the Award Agreement, (y) the Participant’s death, or (z) the Participant’s Total and Permanent Disability; provided, however, that the Committee will provide in any such amendment that (A) shares of Restricted Stock that were not vested on the date the Participant terminated employment will be immediately forfeited; and (B) shares of Restricted Stock which became vested after the Participant terminated employment must be returned to the Company, upon a finding by the Committee, as determined in its sole discretion, that the Participant has violated any provision of the amended Award Agreement, including without limitation any non-competition, non-solicitation or non-disclosure provision thereof.
7.3.4. Forfeiture on Termination For Cause. If a Participant’s employment is terminated for Cause prior to the time the shares of Restricted Stock become vested, as provided in subsection 7.3.2, all of the unvested shares will be forfeited and thereupon revert to the Company. Such forfeiture will be effective on the date the Participant receives notice of his termination for Cause.
7.3.5. Change in Control of Company. In the event of a Change in Control of the Company (i) the restrictions on the transfer of all shares of Restricted Stock provided in subsection 7.3.1, will immediately lapse, and (ii) all of the shares of Restricted Stock subject to forfeiture under subsection 7.3.1 will immediately become fully vested and nonforfeitable.
7.4. Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction will revert to the Company and thereafter will be available for the grant of new Awards.

SECTION 8
AMENDMENT, TERMINATION AND DURATION
8.1. Amendment, Suspension or Termination. The Board may, at any time, without the approval of the shareholders of the Company (except as otherwise required by applicable law, rule or regulations, including without limitation any shareholder approval of the safe harbor rule promulgated under the Securities Exchange Act of 1934) alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the affected Participant or without the approval of the shareholders of the Company, make any alteration which would: (i) increase the aggregate number of shares subject to an Award, except as provided in Sections 5.5; (ii) decrease the Exercise Price, except as provided in Section 5.5; (iii) permit any member of the Committee to be eligible for an Award; (iv) withdraw administration of the Plan from the Committee or Board; (v) extend the term of the Plan, (vi) change the manner of determining the Exercise Price; (vii) change the class of individuals eligible for Awards; or (viii) without the consent of the affected Participant, alter or impair any Award.
8.2. Duration of the Plan and Shareholder Approval. The Plan will be effective on the Effective Date and, subject to Section 8.1 (regarding the Board’s right to supplement, amend, alter or discontinue the Plan), will remain in effect thereafter until terminated by the Board; provided, however, that no Award can be exercised until the Plan has been approved by the holders of at least a majority of the outstanding shares at a meeting at which approval of the Plan is considered; and, provided further, no ISO can be granted after the tenth anniversary of the Effective Date.
SECTION 9
TAX WITHHOLDING
9.1. Withholding Requirements. The Company has the power and the right, prior to the delivery of any Company Stock on the exercise of an Option or the vesting of Restricted Stock, to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state and local income and employment taxes required by applicable law to be withheld with respect to exercise or vesting of such Award. In no event will any amount withheld be in an amount that would require the Company to incur accounting charges.
9.2. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable shares (except in the case of exercises of ISO’s), or (b) delivering to the Company shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld; provided, however, that any shares delivered to the Company must satisfy the ownership requirements for Delivered Stock specified in Section 6.7. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements, by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date the amount of income tax to be withheld is determined. The Fair Market Value of the shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

SECTION 10
LEGAL CONSTRUCTION
10.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.
10.2. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.
10.3. Requirements of Law. The grant of Awards and the issuance of shares under the Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the shares are then listed or traded.
10.4. Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana. The Plan and all Award Agreements are intended to comply, and will be construed by the Board and Committee in a manner which complies, with the applicable provisions of Code Section 409A. To the extent there is any conflict between a provision of the Plan or an Award Agreement and a provision of Code Section 409A, the applicable provision of Code Section 409A will control.
10.5. Headings. The descriptive headings and sections of the Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of the Plan.

10.6. Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
10.7. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.
SECTION 11
MISCELLANEOUS
11.1. No Effect on Employment or Service. Neither the Plan nor the grant of any Award or the execution of any Award Agreement will confer upon any Participant any right to continued employment by the Company, or will interfere with or limit in any way the right of the Company to terminate any employee’s employment or service at any time, with or without Cause. Employment with the Company and its Subsidiaries is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the employee and the Company or an Subsidiary, as the case may be. If there is any conflict between the provisions of the Plan or any Award Agreement executed and delivered hereunder and an employment or severance agreement between an employee and the Company, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.
11.2. Participation. No officer or key employee will have the right to be selected to receive an Award under the Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.
11.3. Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Subsidiary will be personally liable for any action, failure to act, decision or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the deferral, payment and exercise thereof. Each person who is or was a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company’s prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.4. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company.
The Company will not, and will not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its Successor (as defined in Section 5.5) hereunder.
11.5. Use of Proceeds. The proceeds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes.
11.6. Nontransferability of Awards. Except as provided in subsections 11.6.1 and 11.6.2, no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award will be exercisable only by the Participant during his lifetime.
11.6.1. Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of NSO’s by a Participant to: (a) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of Immediate Family Members, or (c) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, in the event the Committee permits the transferability of NSO’s granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke or restrict, without the prior consent, authorization or agreement of the Eligible Transferee, the ability of the Participant to transfer NSO’s that have not been already transferred to an Eligible Transferee. An NSO that is transferred to an Immediate Family Member will not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. ISO’s granted under the Plan are not transferable pursuant to this Section.

11.6.2. Exercise by Eligible Transferees. In the event that the Committee, in its sole discretion, permits the transfer of NSO’s by a Participant to an Eligible Transferee under Section 11.6.1, the NSO’s transferred to the Eligible Transferee must be exercised by such Eligible Transferee; and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his death, the Participant’s estate, will remain liable for all federal, state, local and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.
11.7. No Rights as Shareholder. Except to the limited extent provided in Section 5.4, no Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company with respect to any shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
11.8. Investment Representations. Unless the shares subject to an Award are registered under the Securities Act of 1933, each Participant in the Award Agreement between the Company and the Participant shall agree for himself and his legal representatives that any and all shares purchased upon the exercise of an Option or acquired upon the award of Restricted Stock shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof.
11.9. Funding. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Subsidiaries will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company (or any of its Subsidiaries) may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Subsidiaries and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Subsidiaries.